Exhibit 32

Certification Pursuant to

18 U.S.C. Section 1350

In connection with the Quarterly Report of General Electric Capital Services, Inc. (the “registrant”) on Form 10-Q for the period ending June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Jeffrey R. Immelt and James A. Parke, Chief Executive Officer and Vice Chairman and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant.

July 29, 2005

/s/ Jeffrey R. Immelt
Jeffrey R. Immelt Chief Executive Officer

/s/ James A. Parke
James A. Parke Vice Chairman and Chief Financial Officer